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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated March 18, 2013, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of DTS, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statements of DTS, Inc. on Forms S-8 (File No. 333-107046, effective July 15, 2003; File No. 333-129606, effective November 9, 2005; File No. 333-136519, effective August 11, 2006; File No. 333-152995, effective August 13, 2008; File No. 333-161249, effective August 11, 2009; File 333-168714, effective August 10, 2010; File 333-176199, effective August 10, 2011; File 333-181447, effective May 15, 2012; and File 333-183289, effective August 13, 2012) and Form S-4 (File No. 333-181475, effective June 20, 2012).

/s/ GRANT THORNTON LLP
San Diego, California
March 18, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm